UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2008

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain

On December 23, 2008, the Board of Directors of AMN Healthcare Services, Inc. (AHS) unanimously voted to increase the Board to eight members and to appoint Dr. Michael Johns to fill the new directorship, effective December 23, 2008, until his successor is duly elected and qualified, or until he resigns, is removed, or becomes disqualified.

Dr. Johns has been the Chancellor of Emory University since October 2007. Prior to that, from 1996 through September 2007, Dr. Johns led Woodruff Health Sciences Center at Emory University, which includes the School of Medicine, the Nell Hodgson Woodruff School of Nursing, the Rollins School of Public Health, and Emory Healthcare. Until September 2007, Dr. Johns was the Executive Vice President of Health Affairs for Emory University, as well as the Chief Executive Officer of Woodruff Health Sciences Center and the Chairman of the Board of Directors of Emory Healthcare, both subsidiaries of Emory University. From 1990 to 1996, Dr. Johns was Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University. Dr. Johns also serves on a variety of private-sector and philanthropic boards, including Johnson & Johnson since 2005, the Genuine Parts Company since 2000 and the National Health Museum since 2008, and was recently appointed by the U.S. Secretary of Defense as a member of the Uniformed Services University of the Health Sciences (USU) Board of Regents.

In fiscal year 2007, AMN Healthcare, Inc., a wholly owned subsidiary of AHS, and its subsidiaries (AMN) provided staffing and recruitment services to Emory Healthcare for which AMN generated revenues of approximately $2.8 million. Such transactions were in the ordinary course of business and on competitive terms, and aggregate payments were less than 1% of either organization’s consolidated gross annual revenues.

As a new, non-employee director, Dr. Johns received 1,984 restricted stock units (RSUs) and 1,706 stock appreciation rights (SARs), to purchase shares of the Company’s stock at an exercise price of $8.21, the fair market value, based on the average price on December 22, 2008; and will receive an annual retainer of $50,000. The press release announcing Dr. Johns’ appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company on December 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President and Chief Executive Officer

Date: December 30, 2008